UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

February 28, 2005

NETFRAN DEVELOPMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Florida	0-50051	65-0983277
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

8000 Towers Crescent Drive, Suite 1220
Vienna, VA 22182

(Address of principal executive offices) (Zip Code)

(703) 918-2430

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As described in Item 2.01 below, on February 19, 2005 we completed the acquisition of dbsXmedia, Inc., a Delaware corporation (“dbsXmedia”), and as a result of this acquisition dbsXmedia became a subsidiary of us. On February 19, 2005, dbsXmedia entered into an Asset Purchase Agreement (the Asset Purchase Agreement”) by and among Loral Skynet Network Services, Inc., a Delaware corporation, CyberStar L.P., a Delaware limited partnership, CyberStar, LLC (collectively, “Sellers”) and dbsXmedia. Pursuant to the terms of the Asset Purchase Agreement, dbsXmedia will purchase certain assets related to the Business Television services provided by Sellers (the “BTV services”). dbsXmedia will assume certain liabilities associated with the BTV services and Sellers and dbsXmedia will enter into certain support and transition services agreements related to the future conduct of the BTV services.

The purchase price for the assets includes cash, shares of our common stock and the assumption of liabilities. The cash component of the purchase price for the purchased assets is $400,000, which will be paid in three installments: (1) $250,000 at the closing of the transaction, (2) $75,000 on the first anniversary of the closing and (3) $75,000 on the second anniversary of the closing. The share component of the purchase price is 300,000 shares of our common stock. The common stock has not been registered for public sale under a registration statement filed with the Securities and Exchange Commission, so we will grant customary registration rights to the Sellers with respect to these shares.

In order to ensure that the BTV services may continue with no or minimum interruption for the customers of the service, at the closing dbsXmedia will enter into a Teleport Services Agreement with Sellers for continued access to the Seller’s existing teleport and satellite infrastructure. The Asset Purchase Agreement also contains provisions that provide preferential treatment to dbsXmedia and to Sellers with respect to business opportunities, referrals, pricing and future services and that provide for certain transition services. The Asset Purchase Agreement contains a covenant not to compete from the Sellers and provides to dbsXmedia the right to hire certain employees of Sellers.

As part of the transaction, we will provide a guarantee of certain obligations of dbsXmedia to the Sellers. Under the terms of the guarantee agreement, we will guarantee up to $3,000,000 of the obligations of dbsXmedia to Sellers during the first one year period after the closing, which amount will be reduced to $1,500,000 during the second one year period after the closing. The guarantee will expire on the second anniversary of the closing, except to the extent of any default occurring prior to such date. In addition, dbsXmedia will grant to Sellers a security interest in the purchased assets, as well as future accounts receivable related to the BTV services, to secure the future payments of the cash component of the purchase price and the obligations of dbsXmedia under the Teleport Services Agreement.

The consummation of the transactions contemplated by the Asset Purchase Agreement are subject to certain closing conditions, including, without limitation, the continued accuracy of the representations and warranties of each party, obtaining certain customer consents, and bankruptcy court approval.

The Asset Purchase Agreement contains indemnification provisions, which are on terms Netfran considers to be typical for transactions similar to those contemplated by the Asset Purchase Agreement.

A copy of the press release announcing the definitive agreement is attached as an exhibit under Item 9.01(c) of this report.

Item 2.01. Completion of Acquisition or Disposition of Assets

On February 19, 2005, we acquired a 60% ownership interest in dbsXmedia, Inc., a Delaware corporation with offices in Maryland and the United Kingdom. dbsXmedia provides satellite-based services for business television, digital signage, training and multimedia. Upon acquiring dbsXmedia, we caused it to enter into the Asset Purchase Agreement described in Item 1.01, above. The acquisition was made pursuant to a Stock Purchase Agreement, dated February 15, 2005, between us anddbsXmedia.

Prior to the acquisition by us, dbsXmedia was a wholly-owned subsidiary of Zygot, LLC, a Wyoming limited liability company owned by David Lauterbach and David Howgill, the current management of dbsXmedia. Pursuant to the Stock Purchase Agreement, we purchased from dbsXmedia 1,500 shares of its common stock, par value $0.001 per share. As a result of the transaction, we own 60% of dbsXmedia's common stock and Zygot, LLC owns 40% of the common stock. dbsXmedia will continue to operate under its existing name.

In consideration of the issue of the shares to us, we agreed to (1) enter into the guarantee agreement contemplated by the Asset Purchase Agreement by and among Loral Skynet Network Services, Inc., CyberStar L.P., CyberStar, LLC and dbsXmedia referred to in Item 1.01 above, (2) enter into employment contracts with David Lauterbach to serve as President and COO for dbsXmedia and David Howgill to serve as CEO and VP Sales and Marketing for dbsXmedia, (3) make a $250,000 capital contribution to dbsXmedia within 180 days, (4) make capital contributions sufficient to support the business plan we agreed upon with dbsXmedia for a period of two years and (5) assist in satisfying certain obligations to a business broker/financial advisor to dbsXmedia.

In connection with entering into the Stock Purchase Agreement, we entered into a Stockholders Agreement with Zygot, LLC dated February 21, 2005, related to the corporate governance of dbsXmedia and placing restrictions on the transfer of the shares of dbsXmedia.

The Stock Purchase Agreement contains indemnification provisions which are on terms we consider to be typical for transactions similar to those contemplated by the Stock Purchase Agreement.

A copy of the press release announcing the acquisition is attached as an exhibit under Item 9.01(c) of this report.

Copies of the Stock Purchase Agreement and Stockholders Agreement are attached under Item 9.01 (d) of this report.

Item 8.01 Other Events.

On December 28, 2004 we agreed to issue 499,341 shares of our common stock to our previous attorney Joel Bernstein, Esq. for providing legal services in connection with our acquisition of Ariel Way, Inc. and upon consummation of the transaction on February 2, 2005 we issued 499,341 shares of our common stock to Joel Bernstein, Esq. On December 28, 2004 we also agreed to issue 499,342 shares of our common stock to Mr. Michael Jordan for services in connection with such transaction and upon the consummation of the transaction on February 2, 2005 we issued 499,342 shares of our common stock to Mr. Michael Jordan. We agreed that upon the upon consummation of the transaction, the common stock issued to both Joel Bernstein, Esq. and Mr. Michael Jordan shall be registered on Form S-8 prior to issuance and shall not be subject to restrictions on transfer.

Item 9.01 Financial Statements and Exhibits.

The Company intends to file by amendment the required financial statements reflecting the acquisition of all of the issued and outstanding capital stock of dbsXmedia no later than 60 days after the date that this report on Form 8-K must be filed.

(d)	Exhibits Furnished.

99.1	Press Release dated February 16, 2005.
99.2	Press Release dated February 23, 2005
99.3	Stock Purchase Agreement among Ariel Way, Inc. and dbsXmedia, Inc., dated February 15, 2005
99.4	Stockholders Agreement, dated February 21, 2005
99.5	Independent Contractor Services Fee Agreement between Michael Jordan and Netfran Development Corp., dated December 28, 2004
99.6	Legal Services Fee Agreement between Joel Bernstein, Esq. and Netfran Development Corp., dated December 28, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARIEL WAY, INC.
(FORMERLY NETFRAN DEVELOPMENT CORP.)

By:  /s/ Arne Dunhem

Name:  Arne Dunhem
Title: President and Chief Executive Officer

Date: August 8, 2006